Exhibit 99.4

FOR IMMEDIATE RELEASE	Contacts:	Jay Brown, CFO Fiona McKone, VP - Corporate Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE ANNOUNCES CASH TENDER OFFER FOR
THE 7.750% SENIOR SECURED NOTES DUE 2017
OF CC HOLDINGS GS V LLC

December 11, 2012 – HOUSTON, TX – Crown Castle International Corp. (“Crown Castle”) (NYSE:CCI) announced today that its subsidiary, CC Holdings GS V LLC (“CCL”), has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.750% Senior Secured Notes due 2017 (CUSIP Numbers 14987B AA1 and U1252D AA9) (the “Notes”).
The Tender Offer is being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated December 11, 2012.  The Tender Offer will expire at 11:59 p.m. (EST) on December 24, 2012, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Date”).
Holders must validly tender and not subsequently validly withdraw their Notes on or prior to the Expiration Date to be eligible to receive the “Total Consideration.”  The Total Consideration for each $1,000 principal amount of Notes validly tendered and not subsequently withdrawn is $1,063.45.  In addition, accrued and unpaid interest up to, but not including, the Settlement Date (as defined below) will be payable in cash on all validly tendered and accepted Notes, as reasonably practicable.  The Settlement Date is expected to occur promptly following the Expiration Date (the “Settlement Date”).
The closing of the Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, including the completion by CCL of an offering of at least $1,500,000,000 aggregate principal amount of senior notes.  CCL currently expects that it will exercise its right to optionally redeem any and all Notes not purchased by it in the Tender Offer.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  The Tender Offer is being made solely by means of the Offer to Purchase and related Letter of Transmittal dated December 11, 2012.  In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of CCL by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

CCL has retained Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated to serve as the Dealer Managers (the “Dealer Managers”) for the Tender Offer.  Requests for documents may be directed to D.F. King & Co., Inc., the information agent, by telephone at 1-800-967-4617 or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Elton Bagley.  Questions regarding the Tender Offer may be directed to the Dealer Managers, in care of Morgan Stanley & Co. LLC, at 1-800-624-1808 (toll-free) or (212) 761-1057, or in writing at Morgan Stanley and Co., LLC, Attention: Liability Management, 1585 Broadway, Floor 04, New York, NY 10036.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications.  Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population.  Crown Castle owns, operates and manages approximately 30,000 and 1,700 wireless communication sites in the US and Australia, respectively.  For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (i) the terms of the Tender Offer relating to the Notes, including timing, and (ii) any redemption of Notes not purchased in the Tender Offer.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission.  The term “including,” and any variation thereof, means “including, without limitation.”